As filed with the Securities and Exchange Commission on May 12, 2006
Registration No. 333-125347

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
VESTIN REALTY MORTGAGE I, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-4028839
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

8379 West Sunset Road
Las Vegas, Nevada 89113
Telephone: (702) 227-0965
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Michael V. Shustek
President and Chief Executive Officer
Vestin Realty Mortgage I, Inc.
8379 West Sunset Road
Las Vegas, Nevada 89113
Telephone: (702) 227-0965
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:
Hillel T. Cohn, Esq.
Charles C. Kim, Esq.
Ben Chung, Esq.
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013-1024
(213) 892-5200

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share(2)	offering price(2)	registration fee
Common Stock, $0.0001 par value per share	1,000,000 shares	$9.14	$9,140,000.00	$977.98

(1) In the event of a stock split, stock dividend or similar transaction involving the registrant's common stock, in order to prevent dilution the number of shares registered shall automatically be increased to cover additional shares in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for the purpose of computing the amount of the registration fee based on the current book value of 9.14 per share. The shares of common stock being registered hereunder will be sold at the current market value, as determined in accordance with the Distribution Reinvestment Plan set forth in the prospectus that is a part of this registration statement.

PROSPECTUS

VESTIN REALTY MORTGAGE I, INC.

1,000,000 SHARES

COMMON STOCK

Par Value $.0001 Per Share

DISTRIBUTION REINVESTMENT PLAN

This prospectus relates to shares of Common Stock, par value $0.0001 per share, of Vestin Realty Mortgage I, Inc., which may be offered and sold from time to time pursuant to the terms of our Distribution Reinvestment Plan, or the Plan. The Plan is being administered by StockTrans, Inc., or the administrator. To enroll in the Plan, a participant must complete and return a signed Enrollment Authorization Form to the administrator.

The Plan provides existing stockholders with the option to purchase additional shares of common stock by automatically reinvesting all or any part of the cash dividends paid on your shares of our common stock. Shares of common stock will be purchased directly from Vestin Realty Mortgage I, Inc. from authorized but unissued shares. The purchase price will be equal to the current market value of our common stock as of the dividend payment date, calculated based upon the average of the high and low sales prices quoted by the NASDAQ National Market on the dividend declaration date.

Participation in the Plan is entirely voluntary, and you may terminate your participation at any time. Once enrolled, your participation in the Plan will continue unless you affirmatively withdraw from the Plan. You may also change your dividend election at any time. Those holders of our common stock who do not wish to participate in the Plan will continue to receive cash dividends in the usual manner.

Shares of our common stock have been approved for listing on the Nasdaq National Market under the symbol “VRTA.” We anticipate that trading on our shares will commence in early or mid- June, 2006.

We have registered 1,000,000 shares of our common stock for sale under the Plan. You should keep this prospectus for future reference.

This investment involves a high degree of risk, including those risks described in the section entitled “Risk Factors” beginning on page 1 of this prospectus. You should purchase these securities only if you can afford a complete loss of your investment. The most significant risks to your investment include:

•	We were recently organized and have a limited operating history and experience in operating a real estate investment trust, or a REIT.

•
Our stock price has been volatile since trading commenced after the REIT conversion and may continue to be volatile due, in part, to accumulated selling pressure from investors who had sought to redeem their interests in Vestin Fund I, LLC and substantial variations in our quarterly operating results.

•	As we will invest in unspecified real estate loans you will not be able to evaluate the terms of real estate loans, or other factors involved in a particular loan.

•	We may experience a greater risk of default on our loans because of our expedient loan approval process and more lenient underwriting standards.

•	We may enter into financing arrangements the terms of which may reduce your distributions.

•
Our sole manager, Vestin Mortgage, Inc., or Vestin Mortgage, will receive substantial fees from borrowers based on the volume and size of real estate loans selected for us. Such fees are not shared with us. Additionally, a conflict will arise when Vestin Mortgage decides whether to charge borrowers higher interest rates or obtain higher fees and when Vestin Mortgage determines our advisory and property management fees.

You should read the complete discussion of the Risk Factors beginning on Page 1.

Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved the units or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this prospectus is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

The date of this prospectus is May 12, 2006.

You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. An offer to sell these securities will not be made in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

  VESTIN REALTY MORTGAGEI, INC.

Vestin Realty Mortgage I, Inc. is a Maryland corporation that invests in loans secured by real estate through mortgages and deeds of trust. Our sole manager is Vestin Mortgage, Inc., a licensed mortgage broker in the State of Nevada referred to herein as Vestin Mortgage. We invest in real estate loans throughout the areas in which Vestin Mortgage and its correspondents have experience. As of March 31, 2006, our loans are in the following states: Arizona, California, Hawaii, Nevada, New York, North Carolina, Oklahoma, Oregon, Texas, Washington and Wisconsin. The loans we invest in are selected for us by Vestin Mortgage from among loans originated by Vestin Mortgage or non-affiliated mortgage brokers. When Vestin Mortgage or a non-affiliated mortgage broker originates a loan for us, that entity identifies the borrower, processes the loan application, makes or invests in the loan and brokers or sells the loan to us. We generally invest in short-term real estate loans, typically with terms of one to two years. We believe that our loans are attractive to borrowers because of the expediency of Vestin Mortgage’s loan approval process, which takes about ten to twenty days.

We were recently incorporated on January 3, 2006 for the sole purpose of converting Vestin Fund I, LLC, a Nevada limited liability company organized in December 2000, or Fund II, into a real estate investment trust, or a REIT, under the applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code. The REIT conversion was effected on May 1, 2006 through the merger of Fund I with and into Vestin Realty, with Vestin Realty as the surviving entity. To continue to qualify as a REIT under the Code, we must continue to meet certain tests which, among other things, generally require that our assets consist primarily of real estate assets, our income be derived primarily from real estate assets, and that we distribute at least 90% of our REIT taxable income (other than our net capital gain) to our stockholders. As a qualified REIT, we generally will not be subject to federal income taxes on our REIT taxable income to the extent we distribute such income to our shareholders.

As a consequence of the merger and the REIT conversion, we succeeded to and have continued to operate all of the existing business of Fund I. Our charter provides that we will be dissolved on December 31, 2019 unless the holders of a majority of our common stock determine otherwise.

In this prospectus we refer to Vestin Realty Mortgage I, Inc. as “the Company,” “Vestin Realty,” “we,” “us,” or “our.” Vestin Realty is not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940 or subject to any regulation thereunder. Our offices are at 8379 West Sunset Road, Las Vegas, Nevada 89113, and our telephone number is (702) 227-0965.

  RISK FACTORS

Investing in our common stock involves risks. Before purchasing shares of our common stock, you should carefully consider the risk factors under the heading “Risk Factors” on page 7 of our proxy statement/prospectus, dated February 1, 2006, prepared in connection with the special meeting of Fund I unitholders held on March 14, 2006 to approve the merger and REIT conversion, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as well as other information contained or incorporated by reference into this prospectus.

  DISTRIBUTION REINVESTMENT PLAN

The following discussion, in question and answer format, constitutes the provisions of the Plan.

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to promote long-term stock ownership among existing stockholders by providing them with a convenient and economical way to reinvest all or a portion of their cash dividends in additional shares of our common stock. Because the shares of common stock purchased under the Plan are acquired directly from us, we may receive additional equity funds, which will be added to our general funds and will be used for general corporate purposes.

ADMINISTRATION

2.	Who administers the Plan for the Participants?

Our transfer agent, StockTrans, Inc., referred to in this prospectus as “StockTrans” or the “administrator,” administers the Plan, holds shares of common stock acquired under the Plan, keeps records, sends statements of activity to participants, and performs other duties related to the Plan. StockTrans is a transfer agent registered with the Securities and Exchange Commission.

You may contact the administrator in any of the following ways:

By telephone:  (610) 649-7300

In writing:     StockTrans, Inc.
44 West Lancaster Avenue
Ardmore, Pennsylvania 19003
Facsimile: (610) 649-7302

Please reference Vestin Realty Mortgage I, Inc. and your account number in all correspondence. When corresponding with the administrator, we suggest that you give your daytime telephone number and area code.

ADVANTAGES AND DISADVANTAGES OF THE PLAN

3.	What are the advantages of the Plan?

Participation in the Plan may present the following advantages:

•
You may systematically build your holdings in our common stock without incurring brokerage commissions, service charges or administrative costs by automatically reinvesting a portion or all of the cash dividends paid on your holdings of our common stock in additional shares.

•	Participation is voluntary and automatic. All or any part of your quarterly stock dividends may be reinvested.

•
Reinvested cash dividends and optional cash payments will be fully invested in our common stock because the Plan provides for fractional shares to be credited to your Plan account (such fractional shares calculated to four decimal places).

•	Because the shares issued under the Plan will be in “book-entry” form, you do not have to worry about your stock certificates being lost or stolen.

•	You will receive periodic statements reflecting all current activity in your Plan accounts, including purchases, sales and latest balances, to simplify your record keeping.

4.	What are the disadvantages of the Plan?

Participation in the Plan may present the following disadvantages:

•
As discussed under Question 21, you will be treated for federal income tax purposes as having received on each dividend payment date a distribution equal to the current market value of the common stock purchased plus any cash dividends not reinvested.

•
To sell shares issued under the Plan, you must first request that such shares be issued in certificated form or terminate your participation in the Plan. Shares issued in certificated form may then be sold through your bank, broker or other nominee. Plan shares, however, may not be sold directly through the administrator. This may impede your ability to control the timing of sales as you might for investments made outside the Plan.

•	Shares deposited in a Plan account may not be pledged until the shares are withdrawn from the Plan.

•
Your investment in the shares of common stock held in your account is no different than a direct investment in shares of our common stock. You bear the risk of loss and the benefits of gain from market price changes for all of your shares of common stock. Neither we nor the administrator can assure you that shares of our common stock purchased under the Plan will, at any particular time, be worth more or less than the amount you paid for them.

COSTS ASSOCIATED WITH THE PLAN

5.	What are the costs associated with the Plan?

You will be responsible for all fees charged by the administrator relating to any periodic issuance of share certificates or termination of participation in the Plan. We will pay all other fees charged by the administrator to administer the Plan. Fees may change at any time without notice to you. Initially, fees chargeable to you will include a $15.00 fee for the issuance of each stock certificate and a termination fee of $25.00 if you terminate your participation in the Plan. A schedule of current fees is available from the administrator upon request.

PARTICIPATION

6.	Who is eligible to participate in the Plan?

         A “registered stockholder” (a stockholder whose shares of common stock are registered in our stock transfer books in his or her name) may participate in the Plan. If your shares are registered in the name of a bank, broker or dealer, you may not participate in the Plan unless you first becomes a registered stockholder by having such portion of your shares as to which you would like to participate in the Plan transferred into your own name. You should contact your bank, broker or dealer for instructions on how to re-register your shares and obtain a stock certificate issued under your own name.

7.	Are there any limitations on who is eligible to become a participant other than those described above?

Foreign Law Restrictions

  If you are a citizen or resident of a country other than the United States, its territories and possessions, you should make certain that your participation does not violate local laws governing such things as taxes, currency and exchange controls, stock registration and foreign investments.

REIT Qualification Restrictions

       In order to maintain our qualification as a REIT, among other things, not more than fifty percent (50%) in value of our outstanding equity securities may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code, or the Code, to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Our charter restricts beneficial and constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our issued and outstanding equity securities by any single stockholder. The restrictions on transfer and ownership of our equity stock that we have implemented in order to maintain our qualification as a REIT are discussed further under the section entitled “Restrictions on Transfer” in this prospectus. We may terminate, by written notice at any time, any participant’s individual participation in the Plan if such participation would be in violation of these restrictions. In addition, we reserve the right to invalidate any purchases made under the Plan that we determine, in our sole discretion, may violate the 9.8% ownership limit or otherwise may result in a disqualification of our REIT status.

Exclusion from Plan for Short-Term Trading or Other Practices

       You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of our common shares. If you do engage in short-term trading activities, we may prevent you from participating in the Plan. We reserve the right to modify, suspend or terminate participation in the Plan, by otherwise eligible holders of common shares, in order to eliminate practices, which we determine, in our sole discretion, are not consistent with the purposes or operation of the Plan or which may adversely affect the market price of our common shares.

Restrictions at Our Discretion

       In addition to the restrictions described above, we reserve the right to prevent you from participating in the Plan for any other reason. We have the sole discretion to exclude you from, or terminate your participation in, the Plan.

8.	How do I enroll in the Plan?

         Registered Stockholders.    After reading our prospectus, if you are a registered stockholder of our common stock, you may join the Plan by completing and signing the attached Enrollment Authorization Form and returning it to the administrator at the address set forth under Question 2.

       Beneficial Owners.    If you are a beneficial owner and wish to join the Plan, you must contact your bank, broker or other nominee to request that the number of shares of our common stock you wish to enroll in the Plan be re-registered by the bank, broker or other nominee in your own name as record stockholder. You can then directly participate in the Plan as described above. You should contact your bank, broker or nominee for information on how to re-register your shares and obtain a stock certificate registered in your own name as record stockholder.

        Former Participants in the Distribution Reinvestment Plan of Vestin Fund I, LLC.    If you previously participated in the Distribution Reinvestment Plan of Vestin Fund I, LLC prior to the REIT conversion, you will need to enroll in the current Plan in order to continue to participate in the reinvestment of your cash dividends payable on your holdings of our common stock.

         Those holders of our common stock who do not wish to participate in the Plan will continue to receive cash dividends in the usual manner.

9.	What does the Enrollment Authorization Form provide?

         The Enrollment Authorization Form appoints the Plan's administrator as your administrator for purposes of the Plan and directs the administrator to apply to the purchase of additional shares of common stock all of the cash dividends on the specified number of shares of our common stock owned by you on the applicable record date and designated by you to be reinvested through the Plan.

         Full Reinvestment of Dividends.    Select this option if you wish to reinvest the dividends on all our common stock registered in your name in a certificate form as well as on all common stock credited to your Plan account.

         Partial Reinvestment of Dividends.    Select this option if you wish to receive cash dividends on the number of shares that you designate from those credited to your Plan account and those registered in your name in a certificate form. The administrator will apply the dividends paid on any remaining shares to the purchase of additional shares of our common stock, which will then be credited to your Plan account.

 If you do not make an election on your Enrollment Authorization Form, the administrator will reinvest all dividends paid on your shares.

10.	How can I change my investment options under the Plan?

         You may change the number of shares with respect to which the administrator is authorized to reinvest dividends at any time by submitting a newly executed Enrollment Authorization Form to the administrator. Any change in the number of shares with respect to which the administrator is authorized to reinvest dividends must be received by the administrator no later than five (5) days prior to the record date associated with a particular dividend distribution, or the dividend record date, to permit the new number of shares to apply to that dividend. Please call StockTrans at (610) 649-7300 to obtain additional Enrollment Authorization Forms to change your investment option.

11.	When will my participation in the Plan begin?

        If a properly completed Enrollment Authorization Form is received by the administrator at least five (5) days prior to a dividend record date, reinvestment will commence with the corresponding dividend payment. If an Enrollment Authorization Form is received from a stockholder less than five (5) days before a dividend record date, the reinvestment of dividends will begin with the payment of the next dividend if the stockholder is still a holder of record.

  A stockholder of record may participate with respect to all or any percentage of his shares. Once enrolled, you will remain enrolled until you discontinue participation or until we terminate the Plan.

PURCHASE OF SHARES UNDER THE PLAN

12.	When will shares be purchased under the Plan?

         The administrator will credit shares of our common stock purchased with reinvested dividends to your account on the date of payment of dividends on our common stock, or the dividend payment date, provided that if no trades of our common stock are reported on Nasdaq on the date we pay dividends, or the trading day, the administrator shall apply such reinvested dividends on the next trading day on which there are trades of our common stock reported on Nasdaq.

         We currently intend to declare quarterly cash dividends on our common stock on or about the last business day of January, April, July and October of each year and pay such dividends on or about mid- to late- February, May, August, and November of each year. The date associated with a particular dividend declaration is referred to in this prospectus as a “dividend declaration date.” The payment of dividends, however, remains at the discretion of our Board of Directors. Our Board of Directors may change the amount and timing of dividends at any time in light of our earnings, financial condition and other relevant factors and circumstances.

13.	At what price will shares be purchased?

         The purchase price for each share of our common stock acquired through the Plan will be equal to the current market value of a share of our common stock on the dividend declaration date, as calculated based upon the average of the high and low sales price quoted on the Nasdaq National Market on the dividend declaration date (or the next trading day if the no trade occurs on our common stock on the dividend declaration date). The date upon which shares are purchased under the Plan is referred to in this prospectus as the “investment date”.

14.	How are shares purchased under the Plan?

      On each investment date, we will retain as consideration for shares to be purchased from us an amount equal to the aggregate of all dividends to be reinvested by participants in the Plan. On the investment date we will issue to the Plan a number of newly issued shares that the dividends retained by us will purchase at the current market value for each share, as determined under Question 13.

15.	Will I be credited with dividends on fractions of shares?

Yes. Account balances will be computed to four decimal places and dividends will be paid on the fractional shares.

STOCK CERTIFICATES

16.	Will certificates be issued for share purchases?

         The administrator will not issue certificates for shares that you purchase unless a specific request is made to the administrator. Your account statement will show the number of shares credited to your Plan account in "book-entry" form. This service protects against the loss, theft, or destruction of certificates evidencing shares.

17.	How do I request a stock certificate?

Certificate for whole shares held in the Plan may be obtained by writing to the administrator and requesting the issuance of shares in certificate form at the address set forth under Question 2 above. You will be charge a fee for each stock certificate issued as determined by the administrator. Certificates for fractional shares will not be issued under any circumstance. Certificates issued to you will be registered in the name or names in which your Plan account is maintained.

Unless you have affirmatively instructed the administrator to change your investment option in accordance with the instructions set forth under Question 10 above or terminate your participation in the Plan in accordance with the instructions set forth under Question 20 below, receiving a portion of your shares in a certificate form from your Plan account does not affect your distribution reinvestment option. For example, if you authorized full distribution reinvestment, cash dividends with respect to the shares issued in certificate form will continue to be reinvested.

SALE OF PLAN SHARES

18.	How do I sell shares of common stock in my Plan account?

You may not sell Plan shares through the administrator. If you wish to sell any shares under the Plan, you must first request that such shares be issued in certificated form. Please see Question 16 as to how to request a stock certificate. Shares held in certificated form may be sold through a bank, broker/dealer or other nominee of your choice.

Neither we nor any Plan participant has the authority or power to control the timing, pricing, or the selection of a broker of any shares sold. In addition, Plan shares may not be sold through the administrator. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. That is, if you decide to make a sale of any Plan shares, it is possible that the market price of our common stock could increase or decrease before the sale is completed. If you prefer to have control over the exact price and timing of your sale, you may request in writing that the administrator issue to you a certificate for any or all of the whole shares in your Plan account, and thereafter, you can conduct the transaction through a broker-dealer of your choice.

19.	How may I transfer all or a part of my shares held in the Plan to another person?

You may transfer ownership of all or part of your shares held in the Plan through gift, private sale or otherwise, by mailing to the administrator at the address provided in Question 2 above a properly executed stock power, along with a letter with specific instructions regarding the transfer and a Substitute Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the Plan are subject to the same requirements as the transfer of common stock certificates, including the requirement of a medallion signature guarantee on the stock power. The administrator will provide you with the appropriate forms upon request. If you have any stock certificates bearing a restrictive legend in your Plan account, the administrator will comply with the provisions of the restrictive legend before effecting a sale or transfer of the restricted shares. All transfers will be subject to the limitations on ownership and transfer provided in our charter which are summarized below in the section entitled “Restrictions on Transfers” and which are incorporated into this prospectus by reference. If you have any questions regarding transfer requirements for shares in your Plan account, please contact the administrator as specified in Question 2 above.

TERMINATION OF PARTICIPATION

20.	How do I terminate participation in and withdraw my shares from the Plan?

You may terminate your participation in and withdraw your shares from the Plan at any time by giving written notice to the administrator. Within five (5) days after the date on which such notice is received by the administrator, the administrator will deliver to you (a) a certificate for all whole Plan shares held under the Plan, and (b) a check representing amounts due on fractional shares based on the closing price quoted by the NASDAQ National Market on the date prior to the date such written notice is received by the administrator. In our sole discretion, we may at any time by notice in writing mailed to you, terminate your interest in the Plan, in which case you will be treated as though you had terminated participation in the Plan as of the date of mailing of the notice. There are fees associated with termination of participation in the Plan; you should refer to Question 5 for a discussion of these fees.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

21.	What are the material U.S. federal income tax consequences of participation in the Plan?

The following discussion summarizes the principal United States federal income tax consequences of participating in the Plan to participants who are treated as U.S. persons or entities for U.S. federal income tax purposes. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special treatment under the U.S. federal income tax law (such as tax-exempt organizations; insurance companies; financial institutions, banks and thrifts; “S” corporations; regulated investment companies and real estate investment trusts; broker-dealers; persons holding our common stock as a hedge against currency risks or as a position in a straddle; non-U.S. persons; U.S. persons whose functional currency is not the U.S. dollar). If a participant is treated as a partnership for U.S. federal income tax purposes, then the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership.

The discussion is based on current U.S. federal income tax law, including the Code; current, and temporary Treasury regulations promulgated under the Code; and various administrative rulings of the Internal Revenue Service (“IRS”) regarding several types of dividend reinvestment plans. Any of these authorities may be repealed, revoked, or modified, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested and do not intend to request a ruling from the IRS regarding the tax consequences associated with participating in the Plan, and the statements in this prospectus are not binding on the IRS or any court.

The following discussion is for your general information only, and you must consult your own tax adviser to determine the particular federal and state income tax consequences (including the effects of any changes in law) that may result from your participation in the Plan and the disposition of any shares of our common stock purchased pursuant to the Plan.

Reinvested Dividends. When your dividends are reinvested to acquire shares of common stock (including any fractional share), you will be treated, for U.S. federal income tax purposes, as having received a distribution equal to the fair market value, as of the investment date, of the common stock that you acquired through the Plan.

As in the case of non-reinvested cash distributions, the distributions described above will constitute taxable dividend income to you to the extent of our current and accumulated earnings and profits allocable to the distributions. Any excess distributions will constitute a return of capital which reduces the basis of your common stock and will be taxed as capital gain to the extent that such distributions exceed your tax basis in your common stock. In addition, if we designate part or all of our distributions as capital gain distributions, you would treat those designated amounts as long-term capital gains. Your initial tax basis in the common stock you acquire with reinvested dividends will equal the fair market value of such shares.

The holding period for common stock acquired with reinvested dividends generally begins on the day after the investment date. A whole share resulting from the acquisition of two or more fractional shares on different investment dates will have a split holding period, with the holding period for each fractional component beginning the day after the respective investment date for each fractional share.

Receipt of Share Certificates and Cash. You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share. Similarly, if you sell your shares upon termination of your participation in the Plan, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares. Gain or loss recognized on a sale of shares (including a fractional share) from your account generally will be capital gain or loss if you hold your Plan shares as capital assets.

REPORTS

22.	What reports will be sent to participants in the Plan?

  As soon as practicable after each dividend payment date where a transaction has occurred in your account, the administrator will mail you a statement showing:

•	the amount of any dividend and optional cash payment applied toward such investment;

•	the taxes withheld, if any;

•	the net amount invested;

•	the number of shares purchased;

•	the purchase price per share; and

•	the total shares accumulated under the Plan, computed to four decimal places.

These statements are records of your transactions under the Plan and should be retained for income tax purposes. In addition, you will also receive annual Internal Revenue Service information for reporting dividend income received.

You will continue to receive copies of the same communications sent to all other holders of our common stock, including annual reports to stockholders, notices of the annual meetings and proxy statements.

OTHER INFORMATION

23.	What happens if we issue a stock dividend or subscription rights, declare a stock split or make any other distribution in respect of shares of our common stock?

         All split shares, stock dividends, or any other distribution of our common stock on shares credited to your Plan account and/or on shares held by you in the form of stock certificates will be credited to your Plan account with the appropriate number of shares of our common stock on the payment date. In the event of a rights offering by us, the basis for any rights offering will include the shares credited to a participant’s account.

24.	May shares in my account be pledged?

         You may not pledge shares credited to your or any other participant's account and any purported pledge will be void. If you wish to pledge shares, those shares must be withdrawn from the Plan.

25.	Will I be able to vote my shares of common stock held in the Plan?

         Whole shares held in a Plan account may be voted in person or by the proxy sent to you. Fractions of shares may not be voted.

         If you return your proxy properly signed and marked for voting, all the shares covered by the proxy—those registered in your name and/or those credited to your account under the Plan—will be voted as marked. If the proxy is returned properly signed but without indicating instructions as to the manner in which your shares are to be voted with respect to any item thereon, the shares will be voted in accordance with the recommendations of our board of directors. If your proxy is not returned, or if it is returned unexecuted or improperly executed, your shares will be voted only if you attend the meeting and vote in person.

26.	What is the responsibility of the administrator and the Company under the Plan?

The administrator receives the participants' dividends and optional payments, invests such amounts in additional shares of common stock, maintains records of each participant's account, holds, or arranges for the holding, in a nominee name of all shares purchased for participants, and advises participants as to all transactions in and the status of their accounts.

In administering the Plan, neither we nor the administrator is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants.

The administrator is acting solely as agent of Vestin Realty and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the administrator or Vestin Realty.

In the absence of negligence or willful misconduct on its part, the administrator, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own, and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

All notices from the administrator to a participant will be mailed to the participant at his or her last address of record with the administrator, which will satisfy the administrator's duty to give notice. Plan participants must promptly notify the administrator of any change in address.

You should recognize that neither we nor the administrator can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

27.	Who bears the risk of market price fluctuations in the shares?

Your investment in common stock held in a Plan account is no different than an investment in directly held shares in this regard. You bear the risk of loss and the benefits of gain from market price changes for all of your shares.

Neither we nor the administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

28.	May the Plan be changed or terminated?

         We may amend, modify, suspend or terminate the Plan at any time. You will be notified by the administrator in writing of any substantial modifications made to the Plan. Any amendment may include an appointment by the administrator in its place of a successor administrator under the terms and conditions set forth herein, in which event we are authorized to pay the successor for the account of each participant, all dividends and distributions payable on common stock held by the participant under the Plan for application by the successor as provided herein. Notwithstanding the foregoing, this action will not have any retroactive effect that would prejudice your interests.

         Any amendment, suspension, modification or termination of the Plan will not affect your rights as a stockholder in any way, and any “book-entry” shares you own will continue to be credited to your account with the administrator unless you specifically request otherwise.

         If your Plan account balance falls below one full share, the administrator reserves the right to liquidate your Plan account and remit the proceeds, less any applicable fees, to you at your address of record and to terminate your participation in the Plan.

29.	Who interprets and regulates the Plan?

       Our board of directors is authorized to issue such interpretations, adopt such regulations and take such action as it may deem reasonably necessary to effectuate the Plan. Any action to effectuate the Plan taken by our board of directors or the administrator in the good faith exercise of our respective judgments will be binding on all Plan participants.

30.	What law governs the Plan?

         The Plan is governed by the laws of the State of Maryland.

  USE OF PROCEEDS

We will use the net proceeds from the sale of original issue shares of our common stock issued under the Plan primarily to invest in real estate loans. We have no basis for estimating either the number of shares of our common stock that ultimately will be sold pursuant to the Plan or prices at which such shares will be sold.

  PLAN OF DISTRIBUTION

       The shares acquired under the Plan will be sold directly by us as newly issued shares. If you acquire common shares through the Plan and resell them shortly before or after acquiring them (including covering short positions), under certain circumstances, you may be participating in a distribution of securities that would require your compliance with Regulation M under the Exchange Act, and you may be considered to be an underwriter within the meaning of the Securities Act. We will not extend to you any rights or privileges other than those to which you would be entitled as a participant in the Plan, nor will we enter into any agreement with you regarding your purchase of those common shares or any resale or distribution of those common shares.

  LEGAL MATTERS

      Certain legal matters with regard to the issuance of our common shares under the Plan have been passed upon by Venable LLP, Baltimore, Maryland.

  EXPERTS

Moore Stephens Wurth Frazer and Torbet, LLP, independent registered public accounting firm, has audited our financial statements for the nine month transition period ended June 30, 2005 and for the fiscal years ended September 30, 2004 and 2003 included in our proxy statement/prospectus, dated February 1, 2006, filed in connection with the special meeting of Fund I unitholders held on March 14, 2006 to approve the merger and REIT conversion, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Moore Stephens Wurth Frazer and Torbet, LLP’s reports, given their authority as experts in accounting and auditing.

  SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain statements that constitute forward-looking statements, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements.

In some cases you can identify forward-looking statements by terms such as “anticipate,” “project,” “may,” “intend,” “might,” “will,” “could,” “would,” “expect,” “believe,” “estimate,” “potential,” by the negative of these terms and by similar expressions. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, many of which are beyond our ability to control or predict. You should not put undue reliance on any forward-looking statements. These forward-looking statements present our estimates and assumptions only as of the date of this prospectus.

Important factors that could cause actual results to differ materially and adversely from those expressed or implied by the forward-looking statements include:

•	general industry, economic and business conditions (which will, among other things, affect availability and cost of financing, interest rate fluctuations and operating expenses);

•	adverse changes in the real estate markets;

•	inflation and interest rate, market and monetary fluctuations;

•	higher defaults on our loan portfolio than we expect;

•	our qualification as a REIT under the Code;

•	the qualification of certain of our wholly-owned subsidiaries as taxable REIT subsidiaries under the Code;

•	changes in U.S. federal income tax laws and regulations applicable to REITs;

•	changes in the legal and regulatory environment in our industry; and

•	other risks inherent in the real estate business.

   The above list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive. Therefore, all forward-looking statements should be evaluated with the understanding of their inherent risk and uncertainty. Except for our ongoing obligation to disclose material information as required by U.S. federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

  WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and special reports and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document filed with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

  INCORPORATION OF INFORMATION FILED WITH THE SEC

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the Securities and Exchange Commission, or the SEC, after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

We are incorporating by reference the following documents that have been previously filed by us (Commission File No. 000-51964) and our predecessor, Fund I (Commission File No. 333-32800), with the SEC:

•	Annual Report on Form 10-K of Fund I for the fiscal year ended June 30, 2005.

•	Quarterly Report on Form 10-Q of Fund I for the quarter ended September 30, 2005.

•	Quarterly Report on Form 10-Q of Fund I for the quarter ended December 31, 2005.

•	Quarterly Report on Form 10-Q of Vestin Realty for the quarter ended March 31, 2006.

•	Current Reports on Form 8-K of Fund I filed with the SEC on March 15, 2006, and April 24, 2006.

•	Current Reports on Form 8-K of Vestin Realty filed with the SEC on April 25, 2006, May 1, 2006 and May 2, 2006.

•	Our proxy statement/prospectus dated February 1, 2006, filed in connection with the special meeting of Fund I unitholders held on March 14, 2006 to approve the merger and REIT conversion.

•
The description of our capital stock contained in our Registration Statement on Form 8-A dated May 1, 2006, including any amendments or reports filed with the Securities and Exchange Commission for the purpose of updating such description.

We are also incorporating by reference any future filings that we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus and any prospectus supplement. In no event, however, will any of the information that we furnish under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time file with the Securities and Exchange Commission be incorporated by reference into, or otherwise included in, this prospectus.

You may obtain a copy of any of the documents referred to above without charge by written or oral request to:

Vestin Realty Mortgage I, Inc.
8379 West Sunset Road
Las Vegas, Nevada 89113
Attention: Investor Relations
Telephone: (702) 227-0965

We maintain a web site at http://www.vestinrealtymortgage1.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site and you should not consider it a part of this prospectus.

  INDEMNIFICATION

Our directors and officers shall be indemnified against liabilities, fines, penalties and claims imposed upon or asserted against them, except for matters as to which they are liable because of willful misconduct or a knowing violation of the criminal law, as provided in our charter and bylaws and the Maryland General Corporation Law. This indemnification covers all costs and expenses reasonably incurred by a director or officer. In addition, the Maryland General Corporation Law and our charter and bylaws may, under certain circumstances, eliminate the liability of directors and officers in a stockholder or derivative proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of Vestin Realty pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  INQUIRIES REGARDING THE PLAN

Please address questions about the Plan and your participation to Vestin Realty Mortgage I, Inc., 8379 West Sunset Road, Las Vegas, Nevada 89113, Attention: Investor Relations, or call (702) 227-0965.

 Vestin Realty Mortgage I, Inc. - Enrollment Authorization Form

To enroll in Vestin Realty Mortgage I, Inc. Distribution Reinvestment Plan, please fill out this card and return it to: StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003. If you need assistance, please call StockTrans, Inc. at (610) 649-7300.

AUTHORIZATION FORM (THIS FORM IS NOT A PROXY) To enroll: check one of the two options listed below and sign your name as it appears on your account. If you do not make an election, the administrator will reinvest all dividends paid on your shares.

□ Full Reinvestment of Dividends - I authorize Vestin Realty Mortgage I, Inc. to pay to StockTrans, Inc. for my account all cash dividends payable to me on all shares of Vestin Realty Mortgage I, Inc. common stock registered in my name. I appoint StockTrans, Inc. as my agent under the terms of the Plan, to apply my cash dividends to the purchase of whole or partial shares of Vestin Realty Mortgage I, Inc. common stock, to be credited to my account.

□ Partial Reinvestment of Dividends - I authorize Vestin Realty Mortgage I, Inc. to pay to StockTrans, Inc. for my account all cash dividends payable to me on ____________________ shares of Vestin Realty Mortgage I, Inc. common stock registered in my name. I appoint StockTrans, Inc. as my agent under the terms of the Plan, to apply such cash dividends to the purchase of whole or partial shares of Vestin Realty Mortgage I, Inc. common stock, to be credited to my account. I wish to receive cash dividends on the balance of my shares.

ALL PERSONS WHOSE NAMES APPEAR ON THE STOCK CERTIFICATE SHOULD SIGN THIS AUTHORIZATION FORM -- By signing this form, I/we certify that I/we have read the Plan prospectus describing the Vestin Realty Mortgage I, Inc. Distribution Reinvestment Plan (the Plan), and agree to abide by the terms and conditions of the Plan. I/we understand that I/we may revoke this authorization at any time by written notice to StockTrans, Inc. at the address set forth above.

Stockholder’s Signature Date Stockholder’s Signature Date

Print Name Print Name

Account Number Social Security Number

Address: □ Check here if change of address

Street Name and Number City State Zip Code

Telephone: (_________) ____________________________________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. We have estimated all amounts except the SEC registration fee.

Item	Amount
SEC registration fee	$977.98
Printing and reproduction expenses	6,000.00
Professional fees and expenses	20,000.00

Total	$26,977.98

Item 15.	Indemnification of Directors and Officers.

       The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our articles of incorporation contain such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

       The MGCL requires a corporation (unless its charter provides otherwise, which Vestin Realty’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which her or she is made or threatened to be made a party by reason of his or her service in that capacity.

       The MGCL permits a corporation to indemnify and advance expenses to its present and former directors, officers, employees and agents, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party because of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, however, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the MGCL, Vestin Realty is required, as a condition to advancing expenses to an officer or director, to obtain (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by Vestin Realty as authorized by the Vestin Realty charter and bylaws and (2) a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by Vestin Realty if it is ultimately determined that the director or officer did not meet the standard of conduct.

       The charter of Vestin Realty authorizes it to obligate Vestin Realty, and the bylaws of Vestin Realty obligates it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity or (2) any individual who, while a director of Vestin Realty and at the request of Vestin Realty, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

       The Vestin Realty charter and bylaws also permit Vestin Realty to indemnify and advance expenses to any person who served a predecessor of Vestin Realty in any of the capacities described above and to any employee or agent of Vestin Realty or a predecessor of Vestin Realty.

       Vestin Realty will maintain a policy of insurance under which its directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers because of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. Vestin Realty has been advised that, in the opinion of the Securities and Exchange Commission, indemnifying our directors, officers, and controlling persons for liabilities arising under the Securities Act pursuant to its charter and bylaws, or otherwise, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The exhibits are as set forth in the Exhibit Index.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

 Provided, however, that paragraphs 1 (i) and (1) (ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   Provided, however, that:

       (A) Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

       (B) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

      (C) Provided further, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
       (i) If the registrant is relying on Rule 430B:

        (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

        (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

       (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (6) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 12, 2006.

VESTIN REALTY MORTGAGE I, INC.

By:	/s/ Michael V. Shustek

Michael V. Shustek
President and Chief Executive Officer

POWER OF ATTORNEY
      Each of the officers and directors of Vestin Realty Mortgage I, Inc. whose signature appears below hereby constitutes and appoints Michael V. Shustek and John W. Alderfer his true and lawful attorneys and agents, with full power of substitution, and with power to act alone, to sign on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3 (including post-effective amendments) and any and all new registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to perform any acts necessary to file such amendments or registration statements, with exhibits thereto and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm his signature as it may be signed by his said attorneys and agents to any and all such documents and all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael V. Shustek Michael V. Shustek	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2006

/s/ John W. Alderfer John W. Alderfer	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 12, 2006

/s/ Robert J. Aalberts Robert J. Aalberts	Director	May 12, 2006

/s/ Frederick J. Zaffarese Leavitt Frederick J. Zaffarese Leavitt	Director	May 12, 2006

/s/ Roland M. Sansone Roland M. Sansone	Director	May 12, 2006

Exhibit Index

Exhibit
Number			Document

	2	.1*
Form of Agreement and Plan of Merger between Vestin Fund I, LLC and the Registrant is included as Annex A to the proxy statement/prospectus, dated February 1, 2006 (the “February 1 Proxy Statement/Prospectus”), filed in connection with the special meeting of Fund I unitholders held on March 14, 2006 to approve the merger and REIT conversion.

	3	.1*	Articles of Incorporation of the Registrant is included as Annex B to the February 1 Proxy Statement/Prospectus.

	3	.2*	Bylaws of the Registrant is included as Annex D to the February 1 Proxy Statement/Prospectus.

	3	.3*	Form of Articles Supplementary of the Registrant is included as Annex C to the February 1 Proxy Statement/Prospectus.

	4	.1*	Reference is made to Exhibits 3.1, 3.2 and 3.3

	4	.2*	Specimen Common Stock Certificate

	4	.3*	Form of Rights Certificate

	5.1		Opinion of Venable LLP as to the legality of the common stock

	23.1		Consent of Venable LLP. Reference is made to Exhibit 5.1

	23.2		Consent of Moore Stephens Wurth Frazer and Torbet, LLP, Independent Registered Public Accounting Firm

	24.1		Powers of Attorney. Reference is made to Page II-5.

*	Previously filed.